UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

__________

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2014, the Board of Directors of Premier Exhibitions, Inc. (the “Company”) approved a director compensation plan for calendar year 2015. Under the plan, the Company will pay to each of Mr. Banker, Mr. Jacobs and Mr. Kraniak as non-employee directors of the Company an annual retainer of $50,000, to be paid half in equity and half in cash, with such equity to be granted on January 1, 2015 in the form of restricted stock units, pursuant to the Company’s 2009 Equity Incentive Plan and on the terms and conditions as in 2014, as previously disclosed.

Item 8.01.	Other Events.

The Company will hold the 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) at the Courtyard by Marriott – Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326 on Thursday, February 26, 2015 at 8:00 a.m., local time.  The Board of Directors of the Company has set Thursday, January 15, 2015 as the record date for determining shareholders entitled to notice of, and to vote at, the 2014 Annual Meeting.

Because the 2014 Annual Meeting will be held more than 30 days after the anniversary of the 2013 Annual Meeting of Shareholders, the Company is informing its shareholders of the revised deadlines for the submission of shareholder proposals and director nominations.  Any shareholder proposal to be considered for inclusion in the Company’s proxy materials for the 2014 Annual Meeting must be submitted to the Company no later than December 26, 2014.  Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), for the 2014 Annual Meeting, any shareholder proposal that is not submitted for inclusion in the Company’s proxy materials, or any director nomination, must be submitted to the Company no later than January 12, 2015, and not earlier than December 28, 2014.  Any such shareholder proposal or director nomination must comply with the Bylaws as well as all applicable statutes, rules, and regulations promulgated by the Securities and Exchange Commission or other applicable governing body.

Important Information

This Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with the 2014 Annual Meeting. The Company will file a proxy statement with the SEC in connection with the 2014 Annual Meeting. The proxy statement, any other relevant documents and other material filed with the SEC concerning the Company will be, when filed, available free of charge at www.sec.gov, at http://www.viewproxy.com/prxi/2015, and on our website at www.prxi.com. Copies may also be obtained, free of charge, by contacting Alliance Advisors, LLC at 973-873-7721. Shareholders are urged to read the proxy statement and any other relevant documents filed when they become available before making any voting decision because they will contain important information.

Participants in Solicitation

The Company, its directors and executive officers and employees may be deemed to be participants in such solicitation. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is available in the Company’s proxy statement for the Company’s 2013 Annual Meeting of shareholders filed with the SEC on June 26, 2013, in the Company’s Form 10-K/A filed with the SEC on June 30, 2014, and in subsequent SEC filings on Form 8-K and Forms 3 and 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Samuel S. Weiser
Samuel S. Weiser Executive Chairman

Date: December 18, 2014